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                                   EXHIBIT 9


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$2,257,387                                                      January 10, 1997

                     VARIABLE RATE COGNOVIT PROMISSORY NOTE
                         (Letter of Credit Demand Note)

Crown NorthCorp, Inc., a Delaware corporation ("Maker"), promises to pay to the order of The Fifth Third Bank of Columbus, an Ohio banking corporation ("Payee") on the demand of Payee, the principal sum of $2,257,387, or so much thereof as is disbursed by Payee under the LC (defined below), with interest on the principal balance outstanding under this note from time to time at a variable rate (the "Default Rate") equal to 500 basis points above the prime rate of interest of The Fifth Third Bank, as publicly announced by such bank from time to time as its prime rate of interest for domestic commercial loans (the "Prime Rate").

Principal shall be deemed disbursed to Maker from Payee under this note immediately, at such time and in such amount, as Payee makes a disbursement of any sum (or sums) to the Federal National Mortgage Association c/o State Street Bank and Trust Company pursuant to The Fifth Third Bank Standby Letter of Credit No. SB10629 dated this same date, a copy of which is attached hereto as Exhibit A (the "LC"). The Fifth Third Bank, the issuer of the LC, is an Ohio banking corporation and the owner of all of the outstanding common stock of Payee. Upon disbursement, interest shall accrue on all such sum (or sums) at the Default Rate until all such sum (or sums) drawn under the LC, plus accrued interest thereon, are paid in full by Maker to Payee.

All payments on this note shall be made by Maker to Payee immediately upon the demand of Payee, but in all events not later than February 1, 2000, and shall be made to Payee at 21 East State Street, Columbus, Ohio 43215, or at such other address as may be designated by Payee or the holder of this note from time to time.

During the term of this note, the Default Rate shall increase or decrease automatically, without notice, upon and in the same amount as any increase or decrease in the Prime Rate. Interest calculations on this note shall be based upon a 360-day year consisting of 12, 30-day months. In the event that The Fifth Third Bank discontinues the practice of quoting the Prime Rate, the rate used for the calculation of the Default Rate under this note shall instead be the rate of interest charged by such bank from time to time on 90-day commercial loans made to its prime borrowers.

This note is being made pursuant to the Loan Agreement dated this same date (the "Loan Agreement") between Maker and Payee. The payment of this note and all interest under this note is secured by, among other security, the Security Agreements (as defined in the Loan Agreement) and by the additional security described in the Loan Agreement. The covenants, conditions, and agreements contained in the Loan Agreement, the Security Agreements, and all of the other Loan Documents (as defined in the Loan Agreement) are hereby made a part of this note. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the


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entire unpaid principal sum of this note and all interest accrued thereon shall become due and payable immediately, without notice at the option of the holder of this note.

This note was made and negotiated in Columbus, Ohio and all questions concerning the validity or meaning of this note or relating to the rights and obligations hereunder shall be construed and resolved under the laws of Ohio. The undersigned hereby designates the Court of Common Pleas of Franklin County, Ohio as the court of proper jurisdiction and exclusive venue of and for any and all lawsuits or other legal proceedings relating to this note; hereby irrevocably consents to such designation, jurisdiction, and venue; and hereby waives any objections or defenses relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the Court of Common Pleas of Franklin County, Ohio. In the event any provision of this note is deemed to be invalid, such a determination shall not affect the validity of the remainder of this note.

Waiver of Jury Trial

Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury in any litigation based upon or arising out of this note or any course of conduct, dealing, statements (whether oral or written), or actions of Maker. This waiver shall not in any way affect Payee's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this note or the other Loan Documents. Maker shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

Warrant of Attorney

Maker hereby irrevocably authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the Maker in favor of Payee or the holder of this note for the amount due hereunder together with interest, expenses, the costs of suit and reasonable attorneys' fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable attorneys' fees shall be due, by filing an original or a photostatic copy of this guaranty. The Maker waives any right to move any court for an order having an attorney or firm representing Payee or the holder of this note removed or disqualified as counsel for Payee or the holder of this note as a result of such attorney or firm confessing judgment against Maker in accordance with this provision. The Maker hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Payee or the holder of this note confessing judgment against the Maker and expressly consents to any attorney representing Payee or the holder of this note or to any other attorney to confess judgment against the Maker in accordance with this provision. The Maker hereby further consents and agrees that Payee or the holder of this note


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may pay any attorney confessing judgment against the Maker in accordance with this provision, a reasonable fee for confessing judgment and that any fees so aid may be included in the amount of such judgment.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                               CROWN NORTHCORP, INC.


                                               By: /s/Stephen W. Brown
                                                  --------------------------
                                               Print Name: Stephen W. Brown
                                               Its: Secretary


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                                                                       EXHIBIT A

           ************************DRAFT COPY*************************

IRREVOCABLE STANDBY LETTER OF CREDIT PLACE AND DATE OF ISSUE
L/C NUMBER SB10629                         Cincinnati, Ohio 45263
Page 1 of 2                                08 Jan. 1997

APPLICANT:                                 ADVISING BANK:
CROWN NORTHCORP, INC.                      Fifth Third Bank
1251 DUBLIN ROAD                           Cincinnati, Ohio 45263
COLUMBUS, 0H 43215


BY ORDER OF:                               BENEFICIARY:
Same                                       FEDERAL NATIONAL MORTGAGE
                                           ASSOCIATION, C/O STATE STREET BANK
                                           AND TRUST CO., CORP. TRUST DEPT.
                                           TWO INTERNATIONAL PLACE


                                          AMOUNT:USD2,257,387.00
                                          Two million two hundred fifty seven
                                          thousand three hundred eighty seven
                                          and 00/100 United States Dollars

                                          PLACE AND DATE OF EXPIRY:
                                          Our counters
                                          05 Jan. 2000

FOR THE ACCOUNT OF CROWN NORTHCORP, INC. WE HEREBY OPEN IN YOUR FAVOR OUR IRREVOCABLE LETTER OF CREDIT NO.S310629 ("CREDIT") FOR AN AMOUNT NOT EXCEEDING A TOTAL OF U.S. $2,257,387.00, EFFECTIVE IMMEDIATELY AND EXPIRING ON JANUARY 5, 2000 (THE "TERMINATION DATE").

FUNDS UNDER THIS CREDIT ARE AVAILABLE TO YOU OR TO STATE STREET BANK AND TRUST COMPANY, YOUR COLLATERAL AGENT AND BAILEE, AGAINST EITHER ONE OF YOUR SIGHT DRAFT(S) ON US, COMPLETED IN SUBSTANTIALLY THE FORM ATTACHED AS SCHEDULE A, FOR ALL OR ANY PART OF THIS CREDIT. IF, FOR ANY REASON, WE CANNOT DETERMINE THE ORDER IN WHICH ANY DRAFT IS PRESENTED TO US, PAYMENT WILL BE MADE ONLY TO FEDERAL NATIONAL MORTGAGE ASSOCIATION.


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            **********************Draft Copy************************

IRREVOCABLE STANDBY LETTER OF CREDIT
L/C Number S310629
Page 2 of 2

WE WILL PROMPTLY HONOR ALL DRAFTS DRAWN IN COMPLIANCE WITH THE TERMS OF THIS CREDIT IF RECEIVED ON OR BEFORE THE TERMINATION DATE AT THE FIFTH THIRD BANK, 38 FOUNTAIN SQUARE PLAZA, CINCINNATI, OHIO 45263.

DRAFTS PRESENTED AT OUR OFFICE AT THE ADDRESS SET FORTH ABOVE NO LATER THAN 10:00 A.M. SHALL BE HONORED ON THE DATE OF PRESENTATION, BY PAYMENT IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS THAT ACCOMPANY EACH SUCH DRAFT. IF REQUESTED BY YOU, PAYMENT UNDER THIS CREDIT MAY BE MADE BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO YOUR ACCOUNT AS SPECIFIED IN YOUR INSTRUCTIONS, OR BY DEPOSIT OF SAME DAY FUNDS IN A DESIGNATED ACCOUNT THAT YOU MAINTAIN WITH US OR AT ANOTHER FINANCIAL INSTITUTION LOCATED IN THE SAME (OR A LATER) TIME ZONE. ALL DRAWINGS UNDER THIS CREDIT WILL BE PAID WITH OUR OWN FUNDS.

THIS CREDIT SHALL BE GOVERNED BY AND SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION N0. 500 ("UCP"), AND TO THE EXTENT NOT INCONSISTENT WITH THE UCP, THE LAWS OF THE STATE OF OHIO.

REGARDS
THE FIFTH THIRD BANK
INTERNATIONAL DEPT.
CINCINNATI, OHIO USA
TLX 214567